EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-239303) and Form S-8 (No. 333-124867, No. 333-158772 and No. 333-223352) of WidePoint Corporation (the “Company”), of our report dated March 30, 2023, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Moss Adams LLP

San Diego, California

March 30, 2023